      As filed with the Securities and Exchange Commission on June 13, 2003
                                                          Registration No. _____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       INKINE PHARMACEUTICAL COMPANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                        New York                                 13-3754005
            -------------------------------                  ------------------
            (State or other jurisdiction of                   (I.R.S. Employer
            incorporation or organization)                   Identification No.

               1787 Sentry Parkway West
                Building 18, Suite 440
                     Blue Bell, Pa                                 19422
       ----------------------------------------                  ----------
       (Address of Principal Executive Offices)                  (Zip Code)


                                   ----------

                          1999 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                   ----------

                          Leonard S. Jacob, M.D., Ph.D.
                             Chief Executive Officer
                       InKine Pharmaceutical Company, Inc.
                            1787 Sentry Parkway West
                             Building 18, Suite 440
                               Blue Bell, PA 19422
                     ---------------------------------------
                     (Name and address of agent for service)

                                   ----------

                                 (215) 283-6850
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Charles C. Zall, Esquire
                                 Saul Ewing LLP
                               Centre Square West
                         1500 Market Street, 38th Floor
                           Philadelphia, Pa 19102-2186
                                 (215) 972-7701

                                   ----------

               See next page for calculation of registration fee.

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                              Proposed
                                        Proposed Maximum       Maximum
Title of Securities to   Amount to be    Offering Price       Aggregate
    be Registered       Registered (1)      Per Share       Offering Price       Amount of Registration Fee (4)
--------------------------------------------------------------------------------------------------------------------
Common Stock, Par           868,750          $ 3.22  (2)    $  2,797,375                      $276
Value $0.0001 Per           631,250             .97  (3)     $612,312.50
Share                      --------


                          1,500,000                        $3,409,687.50
======================= =============== ================== ================= =======================================

         (1) The 1999 Equity Compensation Plan covers a total of 4,000,000 shares. The Registrant has previously registered an aggregate of 2,500,000 of such shares.

         (2) The registration fee with respect to these shares has been computed in accordance with paragraph (c) of Rule 457, based upon the average of the reported high and low sale prices of shares of Common Stock on June 12, 2003. The Registrant previously paid the sum of $240 as a filing fee for a Registration Statement previously filed and withdrawn and hereby applies the prior paid fee towards the filing fee due hereunder.

         (3) The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457, based upon the stated exercise price of such options.

         (4) Represents the Proposed Maximum Aggregate Offering Price multiplied by $0.0000809.

                      REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statements on Form S-8, SEC File Nos. 333-47088 and, 333-54530 and all amendments thereto, are incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference.

                  The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by InKine pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

                  (a) InKine's annual report on Form 10-K for the year ended December 31, 2002;

                  (b) InKine's quarterly report on Form 10-Q for the quarter ended March 31, 2003;

                  (c) InKine's current reports on Forms 8-K filed on January 24, 2003 and May 5, 2003;

                  (d) InKine's Proxy Statement with respect to its 2003 Annual Meeting of Shareholders; and

                  (e) The description of InKine's Common Stock which is contained in any Registration Statement or report of InKine filed under the Securities Exchange Act of 1934, including any amendments or reports filed for the purposes of updating such description.

Item 8.  Exhibits.

                  The following is a list of exhibits filed as part of the Registration Statement:

         5        Opinion of Saul Ewing LLP
         23.1     Consent of KPMG LLP, independent auditors
         23.2     Consent of Saul Ewing LLP (contained in Exhibit No. 5)
         24       Power of Attorney (included on signature page of the
                  Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, InKine certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania, on June 13, 2003.

                                          InKine Pharmaceutical Company, Inc.

                                          By:   Leonard S. Jacob, M.D., Ph.D.
                                                --------------------------------
                                                Leonard S. Jacob, M.D., Ph.D.
                                                Chairman of the Board and
                                                Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Leonard S. Jacob and Robert F. Apple, or either of them, his true and lawful attorneys-in-fact, with power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of InKine Pharmaceutical Company, Inc., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 13, 2003, by the following persons in the capacities indicated.

              Signature                            Title                              Date
              ---------                            -----                              ----
Leonard S. Jacob, M.D., Ph.D.           Chairman of the Board,                      June 13, 2003
-------------------------------         Chief Executive Officer and Director
Leonard S. Jacob, M.D., Ph.D.           (Principal Executive Officer)

Robert F. Apple                         Chief Operating and                         June 13, 2003
-------------------------------         Financial Officer
Robert F. Apple                         (Principal Financial and
                                        Accounting Officer)

J.R. LeShufy                            Director                                    June 13, 2003
-------------------------------
J.R. LeShufy

Steven B. Ratoff                        Director                                    June 13, 2003
-------------------------------
Steven B. Ratoff

Norman  D. Schellenger                  Director                                    June 13, 2003
-------------------------------
Norman D. Schellenger

Thomas P. Stagnaro                      Director                                    June 13, 2003
-------------------------------
Thomas P. Stagnaro

Robert A. Vukovich, Ph.D.               Director                                    June 13, 2003
--------------------------------
Robert A. Vukovich, Ph.D.

                                  EXHIBIT INDEX
 Exhibit
 Number           Name of Document
--------------------------------------------------------------------------------

    5      Opinion of Saul Ewing LLP

   23.1    Consent of KPMG LLP, independent auditors

   23.2    Consent of Saul Ewing LLP (contained in Exhibit No. 5)

   24 Power of Attorney (included on signature page of the Registration Statement)